                                                             Exhibit No. 21


                       SUBSIDIARIES OF THE REGISTRANT


     The following list sets forth the name and jurisdiction of incorporation of each subsidiary of the Registrant (other than certain subsidiaries that, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary) and the percentage of voting securities owned by each subsidiary's immediate parent. Each such subsidiary is included in the Consolidated Financial Statements.

                                                                 Percentage
                                                    Percentage   of Voting
                                                    of Voting    Securities
                                                    Securities    Owned by
                                                     Owned by    Immediate
                                                    Registrant     Parent
                                                    ----------   ----------

ENSCO Drilling Company (Delaware) . . . . . . . .       100%
  ENSCO Drilling (Caribbean), Inc. (Cayman Islands)                  85%
     ENSCO Drilling Venezuela, Inc. (Cayman Islands)                100%
ENSCO Engineering Company (Delaware)  . . . . . .       100%
  ENSCO Holding Corporation (Delaware)  . . . . .                   100%
     ENSCO Delaware, Inc. (Delaware)  . . . . . .                   100%
          ENSCO Offshore Company (Delaware) . . .                   100%
               ENSCO Offshore U.K. Limited (U.K.)                   100%
ENSCO Incorporated (Texas)  . . . . . . . . . . .       100%
ENSCO Limited (Cayman Islands)  . . . . . . . . .       100%
ENSCO Marine Company (Delaware) . . . . . . . . .       100%
ENSCO Oceanics Company (Delaware) . . . . . . . .       100%
  Petroleum Finance Corporation (Cayman Islands)                    100%
  ENSCO Netherlands Ltd. (Cayman Islands)   . . .                   100%
ENSCO Acquisition Company (Delaware)  . . . . . .       100%